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                                                                    Exhibit 23.2

                                    CONSENT


     We hereby consent to the references to this firm and our opinions in the

Registration Statement on Form S-1 filed by Berkshire Hills Bancorp, Inc., and all amendments thereto, and in the Form H-(e)1-S for Berkshire Hills Bancorp,

Inc., and all amendments thereto, relating to the conversion of Berkshire

Bancorp, a Massachusetts-chartered mutual holding company, from the mutual to stock form of organization, the concurrent issuance of Berkshire Bank's outstanding capital stock to Berkshire Hills Bancorp, Inc., a holding company formed for such purpose, and the offering of Berkshire Hills Bancorp, Inc.'s common stock.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the

Securities Act of 1933, as amended.


                                      MULDOON, MURPHY & FAUCETTE LLP
                                      /s/ Muldoon, Murphy & Faucette LLP


Dated this 10th day of
March, 2000